UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) Compensatory Arrangements of Certain Officers.

On May 27, 2015 the Compensation Committee of the Board of Directors of Myriad Genetics, Inc. (the “Committee”) determined to award an annual cash incentive bonus for FY 2015 to the executive officers set forth below under criteria set forth in Company’s 2013 Executive Incentive Plan (the “Plan”). The Committee reviewed the performance criteria for the officers under the Plan for the FY 2015 annual incentive bonus awards and determined to award the annual cash incentive bonus amounts for the officers’ FY 2015 annual cash incentive bonus award to be consistent with the level of annual incentive compensation being awarded to employees under the Company’s other annual incentive plans for the fiscal year. The award amounts are below the target bonus amounts for each officer. The award amounts were based on the level of financial performance of the Company and the officers’ individual goals and accomplishments for the fiscal year. No other amount will be awarded to these officers for their annual cash incentive bonus for FY 2015.

Officer	FY 2014	FY 2015
Peter D. Meldrum, President and CEO	$1,293,500	$762,200
Mark C. Capone, President, MGL	$552,000	$333,000
Jerry S. Lanchbury, Chief Scientific Officer	$282,000	$173,900
Richard M. Marsh, EVP, General Counsel and Secretary	$276,000	$173,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: June 2, 2015	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer